UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ELDORADO ARTESIAN SPRINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ELDORADO ARTESIAN SPRINGS, INC.
1783 Dogwood Street, Louisville, CO 80027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held July 30, 2007
To Our Shareholders:
The Annual Meeting of Shareholders of Eldorado Artesian Springs, Inc., a Colorado corporation, will be held at 10:00 a.m., Mountain Daylight Time, on Monday, July 30, 2007 at the Company’s executive offices located at 1783 Dogwood Street, Louisville, Colorado 80027, and at any and all adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying proxy statement.
1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;
2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, PC, as the Company’s independent registered public accountants for the fiscal year ending March 31, 2008; and
3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.
All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 6, 2007 as fixed by action of the board of directors, will be entitled to notice of, and to vote at, the meeting or at any and all adjournments thereof.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INSURE YOUR REPRESENTATION AND A QUORUM AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. Your prompt return of your proxy will not prevent you from voting in person, should you so desire, but will help assure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Kevin M. Sipple
Kevin M. Sipple, Secretary
Louisville, Colorado
June 29, 2007

ELDORADO ARTESIAN SPRINGS, INC.
1783 Dogwood Street, Louisville, CO 80027
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 30, 2007
SOLICITATION OF PROXIES
This proxy statement, together with the accompanying proxy card, is furnished in connection with the Board of Directors’ solicitation of proxies for use at the Annual Meeting of Shareholders of Eldorado Artesian Springs, Inc. (the “Company”), to be held at 10:00 a.m., Mountain Daylight Time, on Monday, July 30, 2007, at the Company’s executive offices located at 1783 Dogwood Street, Louisville, Colorado 80027, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy card will be mailed to the Company’s shareholders on or about June 29, 2007. Any shareholder who executes and returns a proxy may revoke it by delivering a written revocation to the offices of the Company at any time before such proxy is voted at the meeting; by submitting a later dated proxy; or by casting a ballot in person at the meeting.
The cost of solicitation of proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred by them in sending proxy material to the beneficial owners of stock. Brokerage houses, custodians, nominees and fiduciaries are requested to vote directly proxies held for their beneficial owners. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by telephone. No additional remuneration will be paid for such solicitation.
SHARES OUTSTANDING AND VOTING RIGHTS
The Board of Directors has fixed the close of business on June 6, 2007, as the record date for determining the holders of its $0.001 par value Common Stock who will be entitled to notice of and to vote at the meeting. On June 6, 2007, the Company had issued and outstanding 3,016,533 shares of the Company’s $0.001 par value Common Stock. Holders of the Company’s Common Stock are entitled to one vote for each share owned of record. None of the matters to be presented at the meeting will entitle any shareholder to dissenters’ rights. The presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at the meeting shall constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If a shareholder submits a properly executed proxy card, even if the shareholder abstains from voting, the shareholder’s shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting. Directors are elected by plurality vote, meaning the five candidates that receive the greatest number of affirmative votes will be elected. Affirmative votes of the holders of the majority of the votes cast is required for the ratification of auditors and to approve any other matters to come before the meeting.

A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether any of the other proposals has received the requisite vote, where a shareholder abstains from voting, it will have the same effect as a vote against the proposal. However, abstentions will have no effect on the election of directors. In tabulating the voting results for any of the proposals expected to be presented at the meeting, shares that constitute “broker non-votes” will not be included in the vote totals, and therefore will have no effect on the outcome of the vote of any of the proposals. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company’s intention to adjourn the meeting until a later date and to vote proxies at such adjourned meeting(s).
The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of each of the five nominees named herein for the office of director, (ii) for the selection of Ehrhardt Keefe Steiner & Hottman, PC, independent registered public accountants, as the auditors of the Company for the fiscal year ending March 31, 2008; and (iii) at the discretion of the proxy holders, on any other matter that may property come before the meeting or any adjournment thereof.
Where shareholders have appropriately specified how their proxies are to be voted, they will be voted in accordance with such instructions. If any other matter of business is properly brought before the meeting, the proxy holders may vote the proxies on such matters at their discretion. The directors do not know of any such other matter or business.
ELECTION OF DIRECTORS
(Proxy Item #1)
The Company’s entire Board is elected annually by the shareholders. The Board of Directors recommends the election as directors of the five nominees listed below, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal.
The enclosed proxy provides that each shareholder may specify that his or her shares be voted "FOR” the election of the five nominees named herein as directors with provision to “withhold authority” as to any individual director. At the Annual Meeting, the shares represented by the proxies will be voted in accordance with shareholder instructions, and, if no instructions are given, for the election of the five nominees. In the event any nominee is unable or declines to serve, which the Board does not anticipate, it is intended that such proxies will be voted for the election of the remaining nominees and for substitute nominees, if any, recommended by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

			Tenure as
Name	Age	Position(s)	Director
Douglas A. Larson	52	President and Director	1986 to present
Kevin M. Sipple	51	Vice President of Operations, Corporate Secretary and Director	1986 to present
Jeremy S. Martin	52	Vice President of Marketing and Director	1986 to present
George J. Schmitt	75	Director	1998 to present
J. Ross Colbert	52	Director	2007 to present
The principal occupation and business experience of each nominee for director is set forth below.
Douglas A. Larson was a co-founder of Eldorado and has been President of Eldorado since 1991. Mr. Larson’s responsibilities include corporate strategy and administration of all operating activities at Eldorado. Before his association with Eldorado, Mr. Larson worked as a stockbroker with Richey-Frankel and Co. from 1981 to 1983 and with B.J. Leonard, Inc. from 1980 to 1981. Mr. Larson holds a Bachelor of Science Degree in Business Finance from the University of Colorado.
Kevin M. Sipple was a co-founder of Eldorado and has served as Corporate Secretary, Vice President and Director of Eldorado since 1990. Mr. Sipple is in charge of Regulatory Compliance and has served as Chairman of the Board since 1990. Before his association with Eldorado, Mr. Sipple worked for King Soopers, Inc. from 1972 to 1983, serving in a variety of positions including inventory ordering and control. Mr. Sipple attended the University of Colorado.
Jeremy S. Martin was a co-founder of Eldorado and has served as Vice President since 1985. Mr. Martin’s responsibilities include management of the sales and service business. In addition, he is also responsible for special event promotions and public relations. Before his association with Eldorado, Mr. Martin was an independent distributor for Sunasu International, a nutritional products manufacturer. Mr. Martin holds a Bachelor of Science Degree in Business from the University of Colorado.
George J. Schmitt has been a director of Eldorado since December 1998. From 1968 to 1996, Mr. Schmitt was CEO and President of Hinckley & Schmitt Bottled Water Group. Mr. Schmitt was a founding member of the American Bottled Water Association, now called the International Bottled Water Association, in 1959 and was inducted into the Industry Hall of Fame in 1991. Mr. Schmitt is a director of Eureka Bottled Water Co. and National Fuel Corporation. Mr. Schmitt holds a Bachelor of Arts degree from Dartmouth College.

J. Ross Colbert became a director of Eldorado in February 2007. Mr. Colbert is Managing Director and Chief Operating Officer of BMC/Haas Financial, a division of Beverage Marketing Corporation of New York, and has 22 years of beverage industry experience and has completed more than 60 transactions across numerous industry segments including soft drinks, bottled water, juice, beer, contract packaging, equipment suppliers and packing companies. He has advised several of the largest national and global beverage companies such as Nestle, Cadbury Schwepps, Heineken and PepsiCo, as well as many privately-owned, middle market companies in the industry. Mr. Colbert has also worked closely with leading private equity funds and financial institutions in structuring beverage industry acquisitions and divestitures. Mr. Colbert graduated from the University of Hawaii and completed the Executive Program of the Wharton School of Business of the University of Pennsylvania. He received an MBA from the University of New Haven.
Directors are elected at each annual meeting of shareholders and serve until the next annual meeting. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There is no family relationship between any director or nominee for director of the Company and any other director, nominee or executive officer of the Company.
Corporate Governance
Code of Ethics
The Board has adopted a Code of Ethics to provide guidance on maintaining the Company’s commitment to being honest and ethical in its business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code may be obtained by written request submitted to the Company’s Chief Financial Officer, Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027.
Independence of Directors
The Board has determined that George J. Schmitt and J. Ross Colbert are independent directors as that term is defined under Nasdaq Marketplace Rule 4200(a)(15). In addition, while the Board does not currently have an audit committee, the Board has determined that Mr. Schmitt would qualify as an audit committee financial expert as defined within Section 229.407(d)(5) of the Securities Exchange Act of 1934.
Meetings of the Board of Directors
During the fiscal year ended March 31, 2007, the Company’s Board of Directors held two meetings and took various other action pursuant to unanimous written consent. All directors attended 100% of the meetings of the Board.
Directors of the Company are required to attend annual meetings either in person or via conference call. All directors were in attendance at the annual meeting held August 1, 2006.
Committee of the Board of Directors
There are currently no committees of the Board of Directors.

Director Nominations
The Board believes that, considering the size of the Company and the Board of Directors, decisions relating to nominations for election to the Board can be made on a case-by-case basis and without the formality of a nominating committee by all members of the Board.
The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. The Board will consider director candidates proposed in accordance with the procedures set forth below under “Shareholder Proposals for 2008 Annual Meeting,” and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for director and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board.
Executive Officer and Director Compensation Decisions
The Company does not currently have a compensation committee and compensation decisions regarding executives and directors are made by the entire Board of Directors. The Board believes that it is appropriate not to have a compensation committee considering the current size of the Company and the Board and the Board’s current composition of directors. The Board places high value on attracting and retaining executives since it is their talent and performance that is responsible for the Company’s success. The Company’s general compensation philosophy is to create a performance-based culture that attracts and retains superior individuals.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors, non-management directors as a group, and individual directors by submitting their communications in writing to the Company’s Chief Financial Officer at Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027. Any communications received that are directed to the Board will be processed by the Chief Financial Officer and distributed promptly to the Board or individual directors, as appropriate. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Chief Financial Officer will (subject to any applicable regulatory requirements) use his or her business judgment to determine whether such communication should be conveyed to the Board.
Compliance with Section 16(a)
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and beneficial owners of more than 10% of the Company’s outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of the Company’s common stock and changes in such ownership. The rules of the SEC require Insiders to provide the Company with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received, the Company believes Insiders have complied with all Section 16(a) filing requirements during the year ended March 31, 2007 except that J. Ross Colbert, a director, filed a late Form 3 to report his initial beneficial ownership and a late Form 4 to report the grant of 50,000 options to purchase common stock. Additionally, (i) Douglas Larson, Kevin Sipple, Jeremy Martin, Cathleen Shoenfeld, Robert Weidler, Kate Janssen and George Schmitt filed late Form 3s to report their initial beneficial ownership; (ii) George Schmitt filed a late Form 4 to report two grants of 100,000 options to purchase common stock; and (iii) Douglas Larson filed a late Form 4 to report the grant of 20,000 options to purchase common stock which were granted to his wife and over which he is deemed to have indirect beneficial ownership.

Non-Employee Director Compensation
Each non-employee director receives compensation totaling $1,000 for each meeting of the Board he attends in person or by qualified electronic means. In addition, if the Board of Directors forms any Board committees in the future, it is anticipated that each non-employee director will receive $500 for each committee meeting he attends in person or by electronic means. Directors are also reimbursed for out-of pocket travel and other expenses incurred in attending Board and/or committee meetings. In addition, non-employee directors may be engaged by the Company to perform consulting services from time to time and receive compensation for such services as negotiated with the Company. The table below provides additional information with respect to compensation paid to the Company’s non-employee directors during fiscal 2007.
Director Compensation Table
The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in fiscal 2007:

	Fee Earned or			Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)
George J. Schmitt (5)	$15,500	—	—	—	$15,500
Ross Colbert (6)	$2,500	—	—	—	$2,500

(1)
Douglas A. Larson, our Chief Executive Officer and President, Kevin M. Sipple, our Vice President of Operations and Corporate Secretary, and Jeremy S. Martin, our Vice President of Marketing, are not included in this table as they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Larson, Sipple and Martin as employees is shown in the summary compensation table.

(2)
Includes fees paid to the listed director for consulting services provided to the Company. During fiscal 2007, Mr. Schmitt received $13,500 for consulting services and Mr. Colbert received $2,500 for consulting services. The services provided by the directors included consulting and project support.

(3)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in fiscal 2007 for awards granted in and prior to fiscal 2007, calculated in accordance with SFAS No. 123R. As indicated in the table, no amounts were required to be recognized in accordance with SFAS No. 123R. On February 8, 2007, the Company issued 50,000 options to Mr. Colbert, at an exercise price of $2.85. The options vest 12,500 shares per year beginning on February 8, 2008 and fully vesting on February 8, 2011. The options will expire on February 8, 2012.

(4)
Includes all other compensation not reported in the preceding columns. Does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees and directors, such as no-cost Eldorado water and related products, and Eldorado resort/swimming pool admission.

(5)	As of March 31, 2007, Mr. Schmitt had 100,000 options and no stock awards outstanding.

(6)	As of March 31, 2007, Mr. Colbert had 50,000 options of which none are vested and no stock awards outstanding.

EXECUTIVE OFFICERS
The following table sets forth information about the executive officers of the Company, including age, principal occupation and date each first became an executive officer.

			Tenure as
Name	Age	Position(s)	Officer
Douglas A. Larson	52	President	1986 to present
Kevin M. Sipple	51	Vice President of Operations and Corporate Secretary	1986 to present
Jeremy S. Martin	52	Vice President of Marketing	1986 to present
Robert E. Weidler	61	Vice President of Production	1998 to present
Cathleen M. Shoenfeld	38	Chief Financial Officer	1998 to present
Kate Janssen	35	Vice President of Sales and Customer Service	2002 to present
Biographical information about Messrs. Larson, Sipple and Martin can be found in the section of this proxy statement entitled Election of Directors. Biographical information concerning executive officers who are not serving as directors is set forth below.
Robert E. Weidler joined Eldorado in 1990 and served as Production Manager from 1991 to 1998. Currently, Mr. Weidler is Vice President of Production, and his responsibilities include inventory management, daily operations for finished goods and conforming finished goods to safety standards, health department standards and other governmental requirements. Mr. Weidler holds a Bachelor of Science Degree in Sociology from Michigan State University.
Cathleen M. Shoenfeld joined Eldorado in 1990 and served as Assistant Treasurer from 1991 to 1998. Currently, Ms. Shoenfeld is Chief Financial Officer and her responsibilities include the procurement of financing for growth of operations of Eldorado, as well as overseeing the accounting functions for Eldorado including the annual audit and corporate reporting. Ms. Shoenfeld holds a Bachelor of Science Degree in Economics and a Masters of Business Administration from the University of Colorado.
Kate Janssen joined Eldorado in 1995 and has served as Director of Sales and Service. Currently, Mrs. Janssen is Vice President in charge of Sales & Customer Service and her responsibilities include management of the sales and service sectors of the business; including HOD, filtration, coffee, and the wholesale product divisions. Mrs. Janssen holds a Bachelor of Fine Arts Degree from the University of Colorado.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation earned during the fiscal year ended March 31, 2007 by (i) Eldorado’s principal executive officer; (ii) the Company’s two most highly compensated executive officers, other than our principal executive officer, as of March 31, 2007; and (iii) those two individuals, if any, who would have otherwise been in included in item (ii) above but for the fact that they were not serving as an executive officer as of March 31, 2007 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”).

Summary Compensation Table
						Non-Equity	Nonqualified	All Other
Name and				Stock	Options	Incentive Plan	Deferred	Compensation
Principal	Fiscal		Bonus	Awards	Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	($)	($)(1)	($)(1)	($)	Earnings ($)	($) (2)		Total ($)
Douglas A. Larson, President	2007	$120,235	—	—	—	—	—	$11,073	(3)	$131,308

Kevin Sipple, Vice President of Operations	2007	$120,235	—	—	—	—	—	$10,244	(4)	$130,479

Jeremy Martin, Vice President of Marketing	2007	$120,451	—	—	—	—	—	$11,549	(5)	$132,000

(1)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in fiscal 2007 for awards granted in and prior to 2007, calculated in accordance with SFAS No. 123R. As indicated in the table, no amounts were required to be recognized in accordance with SFAS No. 123R.

(2)
Includes all other compensation not reported in the preceding columns, including perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000. Does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, vacation and sick leave, 3% matching contributions to the Company’s 401(k) plan, no-cost Eldorado water and related products, and Eldorado resort/swimming pool admission.

(3)	Includes amounts paid by the Company for vehicle lease, insurance and gas.

(4)	Includes amounts paid by the Company for vehicle lease, insurance and gas.

(5)	Includes amounts paid by the Company for vehicle lease, insurance and gas.
Stock Option Plan
On September 10, 1997, Eldorado adopted a Stock Option Plan which reserves 875,000 shares for the grant of non-qualified stock options (“Non-Qualified Options”), and incentive stock options (“Incentive Options”). The plan is administered by the Board of Directors. All salaried officers and key employees of Eldorado and any subsidiaries are eligible to receive options under the plan. The plan will terminate by its terms on September 10, 2007, and may be terminated at any time by the exercise of all outstanding options.
Options granted may be exercisable for up to ten years. If any options granted under the plan expire, terminate or are canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares reserved for issuance upon exercise thereof will again be available for the purposes of the plan. The purchase price of the Common Stock under each option shall not be less than the fair market value of the Common Stock on the date on which the option is granted. The option price is payable either in cash, by the delivery of shares of Eldorado’s Common Stock, or a combination of cash and shares.

Options will be exercisable immediately, after a period of time or in installments. Options will terminate not later than the expiration of ten years from the date of grant, subject to earlier termination due to termination of service. Except under certain circumstances where termination of service is due to retirement or death, in which event options may be exercised for an additional period of time following such termination of service, the option may be exercised only while the optionee remains in the employ of Eldorado or one of its subsidiaries.
As of March 31, 2007, 549,000 options were outstanding, of which 499,000 are fully vested. All of the options were granted at an option exercise price representing 100% of the fair market value on the date of the grant as determined by the Board of Directors.
401(k) Plan
Eldorado has adopted a 401(k) plan for employees. Employees become eligible to participate in the plan once they have completed one year of service and have reached 21 years of age. Approximately 35 employees were eligible to participate in the 401(k) plan as of March 31, 2007. Contributions by the Company and the employees vest immediately. Eldorado matches 100% of employee contributions, up to 3% of employee gross pay. The Company matched approximately $50,000 during the year ended March 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table, together with the accompanying footnotes, sets forth information as of June 26, 2007, regarding stock ownership of all persons known by Eldorado to own beneficially more than 5% of Eldorado’s outstanding common stock, Named Executive Officers, all directors, and all directors and officers of Eldorado as a group.
Unless indicated below, the address of each of the principal shareholders is c/o Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80327.

	Shares
	Beneficially		Percentage
Name and Address	Owned(1)		of Class

Beneficial Owners of More than 5%:
None

Directors and Named Executive Officers:
Douglas A. Larson	757,005	(2)	20.3%

Kevin M. Sipple	763,674	(3)	20.4%

Jeremy S. Martin	771,060		20.6%

George J. Schmitt	100,000	(4)	2.7%

J. Ross Colbert	—		—

All Officers and Directors as a Group (8 persons)	2,691,739	(5)	72.0%

*	Less than 1%

(1)
A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from June 26, 2007 upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options exercisable within 60 days from the filing of this report held by the named individual, divided by 3,016,553 outstanding shares on June 26, 2007 plus those shares underlying options exercisable within 60 days from the filing of this report held by the named individual or the group.

(2)
Includes 20,000 shares that Mr. Larson’s wife has the right to acquire within 60 days of June 26, 2007 pursuant to the exercise of options. As of June 26, 2007, Mr. Larson has pledged as security 250,000 shares of common stock.

(3)	As of June 26, 2007, Mr. Sipple has pledged as security 250,000 shares of common stock.

(4)	Includes 100,000 shares that Mr. Schmitt has the right to acquire within 60 days of June 26, 2007 pursuant to the exercise of options.

(5)
Includes an aggregate of 420,000 shares which directors and executive officers as a group have the right to acquire within 60 days of June 26, 2007 pursuant to the exercise of options, including 100,000 options held by Cathleen Shoenfeld, Chief Financial Officer, 100,000 options held by Robert Weidler, Vice President of Production, 100,000 options held by George Schmitt, director, 100,000 options held by Kate Janssen, Vice President of Sales and Customer Service, and 20,000 options held by Mr. Larson’s spouse as set forth in footnote (2) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Real Estate Transaction
In August 2001, the Company entered into an agreement to sell certain parcels of real estate to Messrs. Larson and Sipple for a total of $900,000. The Company received cash from the sale of $500,000. The Company also provided 60 month carry back financing of $400,000 with interest at 7.5% due annually that has been recorded as notes receivable related party. The accumulated interest and outstanding principal are due upon maturity in August 2007. The collateral on the notes receivable included a junior deed of trust on the properties and shares of the Company’s common stock. During the year ended March 31, 2003, the Company’s Board of Directors determined that 250,000 shares of common stock of the Company was sufficient collateral and released the junior deed of trust on the properties. The note receivables include $190,400 of accrued interest at March 31, 2007.
The Company recognized a gain on the real estate sales of $519,937 and deferred an additional $357,544 of gain as required by the terms of the carry back note. In July 2001, when the Company’s Board of Directors authorized the aforementioned real estate transactions, the Company also authorized the sale of certain real estate at the then fair value to Mr. Martin, another officer of the Company. Because of county land approval processes and associated delays, the officer’s option to purchase the real estate has been extended through September 26, 2007.
Consulting Agreement
On January 4, 2005, the Company entered into a Management Consulting and Finders Agreement with Capital Merchant Bank, LLC. Under the terms of the Management Consulting and Finders Agreement, Capital Merchant Bank agreed to provide certain consulting services to assist the Company in its business development efforts. Pursuant to the terms of the agreement, the Company made an initial payment of $25,000 to Capital Merchant Bank, and was obligated to pay an additional $175,000 upon completion of a qualified financing. Thereafter, the Company was obligated to pay to Capital Merchant Bank a fee of $200,000 every six months, unless the agreement was terminated by either party upon 60 days’ written notice or expired by its terms. The agreement expired on its stated termination date of January 4, 2007.
In connection with the agreement, the Company issued to Capital Merchant Bank a warrant to purchase up to 1,000,000 shares of the Company’s common stock for an exercise price of $3.00 per share, expiring on January 4, 2008. The warrant was immediately exercisable for up to 350,000 shares, and was to become exercisable for up to an additional 350,000 shares upon completion by the Company of a qualified financing, and up to an additional 300,000 shares upon the six month anniversary of such qualified financing, unless the agreement was sooner terminated. As noted above, the agreement with Capital Merchant Bank expired on its stated termination date of January 4, 2007 and the 650,000 unvested warrants were forfeited on such date.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proxy Item #2)
The Board of Directors has selected Ehrhardt Keefe Steiner & Hottman, PC to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008. The firm has audited the financial records of the Company for the fiscal years ending March 31, 2007 and 2006 and is considered well qualified. Representatives of Ehrhardt Keefe Steiner & Hottman, PC will be available at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.
The Board is submitting its selection of the Company’s independent registered public accounting firm for ratification by our shareholders at the Annual Meeting in order to ascertain the views of shareholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN, PC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.
Auditor Fees
The following table shows the aggregate fees billed to us for professional services by the Company’s principal independent registered public accounting firm, Ehrhardt, Keefe, Steiner and Hottman PC, for the fiscal years 2007 and 2006, respectively:

	Fiscal	Fiscal
	2007	2006
Audit Fees(1)	$60,000	$45,000
Audit-Related fees	—	—

Tax Fees(2)	3,600	3,600
All Other Fees	—	—

Total Fees	$63,600	$48,600

(1)
Includes fees for the Company’s annual audits and reviews of the Company’s quarterly financial statements or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements.

(2)	Includes fees for tax preparation services.
ANNUAL REPORT
The Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 is being mailed to shareholders along with this proxy statement. The Company will, upon written request and without charge, provide to any person solicited hereunder additional copies of the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission. Requests should be addressed to the Company’s Chief Financial Officer, Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027.

OTHER MATTERS
As of the date of this proxy statement, management does not know of any other matters to be presented at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2008 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Shareholder Proposals) and received by the Corporate Secretary of the Company on or before March 1, 2008. In accordance with Rule 14a-4, Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders which are not to be included in the Company’s proxy materials must be received by the Company no later than May 15, 2008.
BY ORDER OF THE BOARD OF DIRECTORS
Douglas A. Larson, President
June 29, 2007

PROXY CARD
ELDORADO ARTESIAN SPRINGS, INC.
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD JULY 30, 2007
The undersigned hereby constitutes, appoints and authorizes Douglas A. Larson or Kevin M. Sipple, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the $0.001 par value Common Stock of Eldorado Artesian Springs, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at the Company’s executive offices located at 1783 Dogwood Street, Louisville, Colorado 80027 at 10:00 a.m., Mountain Daylight Time, on Monday, July 30, 2007 and at any and all adjournments thereof, for the following purposes:
1.	To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:
☐ For all nominees listed below (except as marked to the contrary):
Douglas A. Larson          Jeremy S. Martin          J. Ross Colbert
                    Kevin M. Sipple George J. Schmitt
(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his or her name. If authority to vote for the election of any nominee is not withheld, the execution of this proxy card will be deemed to grant such authority.)
2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, PC as the Company’s independent registered public accountants for the fiscal year ending March 31, 2008.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN
The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.
THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CARD CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:

Signature(s) of Shareholder(s)
Signature(s) should agree with the name(s) shown hereof. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELDORADO ARTESIAN SPRINGS, INC. PLEASE SIGN AND RETURN THIS PROXY CARD TO THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.